Exhibit 99.2

Teletouch Communications Subsidiary - Progressive Concepts, Inc. (Hawk Electronics) Files $100 Million+ Legal Action Against AT&T

Damages Sought Over PCI’s Right to Sell Popular iPhone and AT&T Violations of Non-Solicitation Agreement

FORT WORTH, Texas--(BUSINESS WIRE)--September 30, 2009--Teletouch Communications, Inc. (OTC: TLLE), a leading provider of AT&T (NYSE: T) and T-Mobile USA (NYSE: DT) cellular services, two-way radio, mobile electronics and related consumer electronics products and services, today announced that its subsidiary, Progressive Concepts, Inc. dba Hawk Electronics (PCI), the largest remaining master distributor of AT&T cellular products and services in the U.S., initiated legal action against AT&T seeking at least $100 million in damages. The process of binding arbitration was commenced to seek relief for damages incurred when AT&T prevented the company from selling the popular iPhone and other “AT&T exclusive” products and services that PCI is entitled by contract to provide to its customers. In addition, the action asserts that AT&T has violated the longstanding non-solicitation agreement between the companies, by actively inducing customers to leave PCI for AT&T, and employing predatory business practices. PCI is represented in this matter by the law firm of Bracewell & Giuliani, LLP.

“AT&T has been trying to deliver a one-two punch in an attempt to run us out of business for some time,” said T. A. “Kip” Hyde, Jr., PCI’s chief executive officer. “The first punch came when AT&T prevented us from selling the iPhone and other ‘exclusive’ products and services. The second punch came when AT&T began aggressively marketing and reaching out to our customers. However, the unique nature of our contract and strong relationship with our customers allows us to fight this predatory Goliath. We tried to negotiate in good faith with AT&T, but are now forced to fight back. We initiated this legal action not only to stand up for our company and protect our customers, but also to make a positive impact on the wireless industry as a whole. The anti-competitive and predatory practices of AT&T must end.”

In June 2007, Apple, Inc. (NASDAQ: AAPL) introduced the iPhone to the North American market and named AT&T as the only authorized carrier provider in an exclusive agreement between them that has never been made public. Although a distribution agreement was in place with PCI by which the Company was entitled to sell the iPhone and the other “exclusive” products and services, AT&T has actively and aggressively prevented PCI from selling such products as the iPhone, U-verseSM TV, Netbooks, bundled billing and a variety of other products and services. In fact, AT&T has gone so far as to prevent PCI from providing to its customers important wireless safety and protection services such as Family Mapping, a family/child location service, and Smart Limits, a cellular parental control feature.

“For more than 25 years, our various distribution agreements have called for and require exclusivity with AT&T. In exchange, we are entitled to sell everything they sell. It’s that simple,” explained Hyde. “By preventing us from selling the iPhone and other new products and services, AT&T has interfered with our customer relationships and is determined to damage our business. Plus, the required binding arbitration provides certainty to the outcome – they lose, they pay. There is no appeal.”

PCI’s position is that the non-solicitation provision in its primary distribution agreement has been systematically violated by AT&T, which is specifically prohibited from targeting or inducing existing PCI customers to switch to AT&T’s billing and customer support services.

“Many smaller AT&T agents and even some of their larger distributors and retailers are impacted by AT&T’s ruthless tactics, and PCI is one of the few companies in a position to do something about it,” said Hyde. “It’s our duty to fight AT&T’s anti-competitive business practices -- for our customers, for our employees, for our shareholders, and on general business principles. This is America. Monopolies and unfair competition, especially against smaller businesses, are not well-regarded here.”

About Progressive Concepts, Inc. dba Hawk Electronics

Progressive Concepts, Inc. (PCI) operates retail stores known locally as Hawk Electronics. The company’s primary business is the sale and service of cellular services and products under its distribution agreements with AT&T. PCI sells cellular telephones, cellular telephone accessories, cellular service plans, along with proprietary warranty programs and third-party insurance plans which it directly bills to individual consumers, businesses, and government agencies. PCI is a billing services operating company which performs a variety of management services for its customers, including accounting, collections, staffing, payroll and marketing services.

About Teletouch Communications, Inc.

For over 40 years, Teletouch has offered a comprehensive suite of telecommunications products and services under the Teletouch, AT&T® and T-Mobile® brands, including cellular, two-way radio, GPS-telemetry, wireless messaging and public safety/emergency response products and services. Teletouch operates a chain of retail stores under the "Teletouch" brand, including service offerings for T-Mobile and its own two-way radio network. Teletouch’s wholly-owned subsidiary, Progressive Concepts, Inc. (PCI), is a leading provider of AT&T Mobility (voice, data and entertainment) to consumers, businesses and government agencies. For over 35 years, PCI has also offered consumer electronics products and services through its own chain of retail stores under the "Hawk Electronics" brand; as well as through its own network of Hawk-branded sub-agents, direct sales force and on the Internet at various sites including: www.hawkelectronics.com and www.hawkexpress.com. In addition, PCI operates a national wholesale distribution business, PCI Wholesale, which serves major carrier agents, smaller retailers and rural cellular carriers, as well as automotive retailers and auto dealers throughout the country; with ongoing product and sales support through www.pciwholesale.com and www.pcidropship.com, among other sites. Teletouch sells safety and emergency response vehicle products and services business under the brand "Teletouch EVP" (Emergency Vehicle Products) directly and through www.teletouchevp.com. Teletouch periodically acquires minority equity positions in various cellular-related technology companies, including most recently, Apple, Inc. iPhone mobile advanced applications developer, Mobui Corporation; www.mobui.com. Teletouch's common stock is traded Over-The-Counter under stock symbol: TLLE. Additional information about the Teletouch family of companies can be found at www.teletouch.com.

The statements in this news release that do not directly relate to historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company’s control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company’s prior filings with the Securities and Exchange Commission, including our most recent filing. Teletouch disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

The registered trademarks of AT&T, T-Mobile, and each, any and all brands, products or service names discussed in relation to contractual relationships with Teletouch Communications, Inc., Progressive Concepts, Inc., Hawk Electronics and affiliates, are the property of their respective owners.

CONTACT:
Analysts and Reporters Contact:
Vollmer Public Relations, LLP
Allen Caudle, 972-488-4790
or
Tony Martin, 972-488-4790
or
Denisha Stevens, 972-488-4790
Denisha@Vollmerpr.com
or
Investors Contact:
Teletouch Communications, Inc.
Investor Relations
Amy Gossett, 800-232-3888
investors@teletouch.com